Pinstripes Reports Fiscal 2025 Second Quarter Results
7.5% Revenue growth year-over-year driven by new venue development
Eighteen open venues with Walnut Creek open as of November 15, 2024
Significant progress on removal of $15 million of annualized cost

NORTHBROOK, Ill. - November 26, 2024 - Pinstripes Holdings, Inc. (“Pinstripes” or “the Company”) (NYSE: PNST), a best-in-class experiential dining and entertainment brand combining bistro, bowling, bocce and private event space, today reported its financial results for the fiscal quarter ended October 13, 2024.
Second Quarter Fiscal 2025 Highlights
•Total revenue increased 7.5% to $26.5 million, compared to the prior year fiscal quarter
◦Food and beverage revenues increased 8.6% to $21.1 million
◦Recreation revenues increased 3.6% to $5.4 million
•Operating loss was $7.9 million, including pre-opening expenses of $1.6 million, or (29.7)% of total revenue, compared to operating loss of $7.2 million, including pre-opening expenses of $3.0 million, or (29.3)% of total revenue, in the prior year period.
•Net loss was $9.3 million compared to a net loss of $7.3 million in the prior year period.
•Same store sales decreased (9.4)% over the prior year period
•Venue-Level EBITDA(1) was $1.3 million, a decrease of $0.3 million from the prior year period
◦Venue-Level EBITDA margin was 5.0%, a decrease of 162 basis points from the prior year period due to the less efficient ramp up of our four new locations as they continue to mature.
◦Venue-Level EBITDA margin for mature venues(2) was 8.3%, an increase of 51 basis points from the prior year period
•Adjusted EBITDA(1) was $(3.1) million compared to $(4.2) million in the prior year period.
Dale Schwartz, Founder and CEO, stated, “We continue to make significant progress on rationalizing our cost structure by removing an annualized $15 million at the store and corporate level, and we have also initiated several local-store marketing campaigns that are driving awareness and sales at all venues. We believe these combined actions further position our brand for improved profitability as the macro environment improves. We are also excited about our most recent store opening in Walnut Creek, and continue our new location development efforts.

Schwartz concluded, “We are equally focused on strengthening our balance sheet and raising additional capital to fund our operations and expansion plans, and we continue to believe that our high-quality, connection-oriented dining, entertainment and event venues attractively position us to drive long-term shareholder value.”

(1) Venue-Level EBITDA, Venue-Level EBITDA for mature venues and Adjusted EBITDA are non-GAAP measures. For reconciliations of these measures to the most directly comparable GAAP measure, see the accompanying financial tables.
(2) Mature Venues are defined as venues open greater than 24 months.

Development Update
The Company did not open a new venue during the second quarter, with a total venue count of 17 as of October 13, 2024.
Subsequent to the end of the quarter, the Company opened a location in Walnut Creek, CA on November 15, 2024.
Review of Second Quarter Fiscal 2025 Financial Results
Total revenues were $26.5 million compared to $24.6 million in the second quarter of fiscal 2024. Same store sales decreased (9.4)% for the second quarter of 2025 as compared to the second quarter of fiscal 2024. The increase in total revenue was primarily due to having four new stores open in the second quarter of fiscal 2025 for the full period compared to the second quarter of fiscal 2024, partially offset by modest decreases in volume at our 13 legacy locations.
Food and beverage costs as a percentage of total revenues were 17.5% for the second quarter of fiscal 2025 compared to 17.4% in the second quarter of fiscal 2024. As a percentage of revenue, the food and beverage costs for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024 were relatively flat as cost efficiencies offset changes in product mix.
Store labor and benefits costs as a percentage of total sales were 38.9% for the second quarter of fiscal 2025 compared to 37.9% in the second quarter of fiscal 2024. As a percentage of revenue, the increase in store labor and benefits expenses was primarily due to the addition of four new stores open for the entire second quarter of fiscal 2025, which contributed to higher store labor and benefits costs. Excluding the addition of four new stores, store labor and benefits costs were down approximately 30 basis points.
Store occupancy costs, excluding depreciation, as a percentage of total revenues were 18.6% for the second quarter of fiscal 2025 compared to 18.6% in the second quarter of fiscal 2024. As a percentage of revenue, the decrease in store occupancy costs, excluding depreciation, including as a percentage of revenue, for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024, was primarily due to four new locations open for the entire second quarter of fiscal 2025 compared to the second quarter of fiscal 2024.
Other store operating costs, excluding depreciation, as a percentage of sales were 19.9% for the second quarter of fiscal 2025 compared to 20.9% in the second quarter of fiscal 2024. As a percentage of revenue, the decrease in other store operating expenses, excluding depreciation, was primarily due to decreases in repairs and maintenance activities, credit card fees and technology, offset by an increase in insurance costs and janitorial costs in the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024.
General and administrative expenses were $5.1 million for the second quarter of fiscal 2025 compared to $3.8 million in the second quarter of fiscal 2024. As a percentage of sales, general and administrative expenses were 19.2% for the second quarter of fiscal 2025 compared to 15.3% in the second quarter of fiscal 2024. The increase in general and administrative expenses, including as a percentage of total revenue, was primarily due to increases in public company readiness initiatives, including additional headcount, consulting fees and increased marketing, as well as an increase in stock-based compensation expense.
Operating loss was $7.9 million for the second quarter of fiscal 2025 compared to $7.2 million in the second quarter of fiscal 2024. The increase in operating loss was primarily due to higher depreciation and operating expenses of four new locations open for the entire second quarter of fiscal 2025 compared to the second quarter of fiscal 2024, and expenses related to being a public company.

Net loss was $9.3 million for the second quarter of fiscal 2025 compared to $7.3 million in the second quarter of fiscal 2024.
Liquidity and Capital Resources
To date, we have funded our operations through proceeds received from previous common stock and preferred stock issuances, through borrowings under various lending commitments and through cash flow from operations. As of October 13, 2024 and April 28, 2024, we had $3.2 million and $13.2 million in cash and cash equivalents, respectively. We anticipate significant positive cash flow in the fiscal third quarter as holiday sales volumes increase substantially. We continue to implement sales and cost-savings measures to increase profitability, and will also evaluate and seek to raise additional capital from outside sources as well as additional funds from our existing lenders to address our future liquidity needs.
Conference Call
A conference call and webcast to discuss Pinstripes’ financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Dale Schwartz, Founder and Chief Executive Officer, and Tony Querciagrossa, Chief Financial Officer.
Interested parties may listen to the conference call via telephone by dialing 201-389-0920. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13749807. The webcast will be available at investor.pinstripes.com under the events & presentations section and will be archived on the site shortly after the call has concluded.
About Pinstripes Holdings, Inc.
Born in the Midwest, Pinstripes’ best-in-class venues offer a combination of made-from-scratch dining, bowling and bocce and flexible private event space. From its full-service Italian-American food and beverage menu to its gaming array of bowling and bocce, Pinstripes offers multi-generational activities seven days a week. Its elegant and spacious 25,000-38,000 square foot venues can accommodate groups of 20 to 1,500 for private events, parties, and celebrations. For more information on Pinstripes, led by Founder and CEO Dale Schwartz, please visit www.pinstripes.com.
Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for the forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Pinstripes to recognize the anticipated benefits of Pinstripes’ recently completed business combination transaction, which may be affected by, among other things, competition, the ability of Pinstripes to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to Pinstripes; risks related to Pinstripes’ current growth strategy; Pinstripes’ ability to successfully open and integrate new locations on a timely basis; risks related to the substantial indebtedness of Pinstripes; risks related to Pinstripes’ ability to continue as a going concern and raise additional capital; risks related to the capital intensive nature of Pinstripes’ business; the ability of Pinstripes’ to attract new customers and retain existing customers; the impact of labor shortage and inflation on Pinstripes; and other economic, business and/or competitive factors. The foregoing list of factors is not exhaustive.
Stockholders and prospective investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K filed by Pinstripes on June 28, 2024 and other documents filed by Pinstripes from time to time with the SEC.
Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Pinstripes. Except as expressly required by the federal securities laws, Pinstripes expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Pinstripes with respect thereto or any change in events, conditions or circumstances on which any statement is based.
Non-GAAP Measures
We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this presentation, we make reference to Venue-Level EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.
We define Adjusted EBITDA as net income (loss) as adjusted for the effects of: (i) depreciation and amortization; (ii) interest expense, net; (iii) income tax expense; (iv) costs associated with our recently completed business combination transaction and public company readiness and related expenses; (v) venue-level adjustments; (vi) gain on change in fair value of warrant liabilities; and (vii) non-cash stock compensation expense. We define Venue-Level EBITDA as income (loss) from operations as adjusted for the effects of: (i) depreciation expense; (ii) pre-opening expense; (iii) general and administrative expenses; and (iv) venue-level adjustments. We define Venue-Level EBITDA margin as Venue-Level EBITDA divided by revenue. We defined Venue-Level EBITDA margin for mature venues as Venue-Level EBITDA less income (loss) from operations for non-mature venues divided by revenue. Management uses Venue-Level EBITDA and Adjusted EBITDA to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA excludes the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance.
Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange

Commission. The non-GAAP financial measures used by the Company in this presentation may be different from the methods used by other companies.
The Company is not providing a quantitative reconciliation of the forward-looking non-GAAP financial measures presented under the heading Fiscal 2025 Guidance. In accordance with Item10(e)(1)(i)(B) of Regulation S-K, a quantitative reconciliation of a forward-looking non-GAAP financial measure is only required to the extent it is available without unreasonable efforts. The Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, or to quantify the probable significance of these items. The adjustments required for any such reconciliation of the Company’s forward-looking non-GAAP financial measures cannot be accurately forecast by the Company, and therefore the reconciliation has been omitted.
Investor Relations:
Jeff Priester
332-242-4370
Investor@pinstripes.com

Pinstripes Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	(Unaudited)
	October 13, 2024	April 28, 2024
Assets
Current Assets
Cash and cash equivalents	$3,244	$13,171
Accounts receivable	1,339	1,137
Inventories	860	949
Prepaid expenses and other current assets	1,396	2,101
Total current assets	6,839	17,358
Property and equipment, net	77,265	80,015
Operating lease right-of-use assets	74,672	66,362
Other long-term assets	2,659	3,586
Total assets	$161,435	$167,321
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current Liabilities
Accounts payable	$23,014	$22,706
Amounts due to customers	9,482	8,633
Current portion of long-term notes payable	6,659	4,818
Accrued occupancy costs	8,365	6,508
Other accrued liabilities	9,015	6,546
Current portion of operating lease liabilities	15,243	15,259
Warrant liabilities	766	5,411
Total current liabilities	72,544	69,881
Long-term notes payable	77,447	70,677
Long-term accrued occupancy costs	158	277
Operating lease liabilities	96,972	94,256
Other long-term liabilities	3,168	1,386
Total liabilities	250,289	236,477

Commitments and contingencies

Stockholders’ deficit
Common stock (par value: $0.0001; authorized: 430,000,000 shares; issued and outstanding: 40,087,785 shares at October 13, 2024 and 40,087,785 shares at April 28, 2024)	4	4
Additional paid-in capital	56,244	56,623
Accumulated deficit	(145,102)	(125,783)
Total stockholders’ deficit	(88,854)	(69,156)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$161,435	$167,321

Pinstripes Holdings, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Twelve Weeks Ended		Twenty-Four Weeks Ended
	October 13, 2024	October 15, 2023	October 13, 2024	October 15, 2023

Food and beverage revenues	$21,108	$19,435	$44,927	$39,952
Recreation revenues	5,374	5,188	12,150	10,412
Total revenue	26,482	24,623	57,077	50,364

Cost of food and beverage	4,638	4,278	10,173	8,715
Store labor and benefits	10,308	9,337	21,966	18,634
Store occupancy costs, excluding depreciation	4,932	4,583	11,487	5,590
Other store operating expenses, excluding depreciation	5,283	5,134	10,714	9,556
General and administrative expenses	5,080	3,774	10,584	7,302
Depreciation expense	2,547	1,697	5,065	3,341
Pre-opening expenses	1,568	3,026	2,574	5,304
Operating loss	(7,874)	(7,206)	(15,486)	(8,078)
Interest expense, net	(4,898)	(1,908)	(9,892)	(3,601)
Gain on change in fair value of warrant liabilities and other	3,573	1,759	6,248	1,350
Other expense	(48)	—	(48)	—
Loss before income taxes	(9,247)	(7,355)	(19,178)	(10,329)
Income tax expense (benefit)	63	(72)	138	—
Net loss	(9,310)	(7,283)	(19,316)	(10,329)
Less: Cumulative unpaid dividends and change in redemption amount of redeemable convertible preferred stock	—	(394)	—	(1,951)
Net loss attributable to common stockholders	$(9,310)	$(7,677)	$(19,316)	$(12,280)

Basic loss per share	$(0.22)	$(0.64)	$(0.45)	$(1.02)
Diluted loss per share	$(0.22)	$(0.64)	$(0.45)	$(1.02)
Weighted average shares outstanding, basic	43,099,877	12,066,454	42,905,215	12,094,424
Weighted average shares outstanding, diluted	43,099,877	12,066,454	42,905,215	12,094,424

Pinstripes Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twenty-Four Weeks Ended
	October 13, 2024	October 15, 2023
Cash flows from operating activities
Net loss	$(19,316)	$(10,329)
Adjustments to reconcile net loss to net cash used in operating activities
Gain on modification of operating leases	—	(3,281)
Depreciation expense	5,065	3,341
Non-cash operating lease expense	3,136	2,646
Paid-in-kind interest	4,942	—
Operating lease tenant allowances	(863)	1,272
Stock-based compensation	1,065	361
Gain on change in fair value of warrant liabilities and other	(6,248)	(1,350)
Warrant expense	28	—
Interest on finance lease obligation	24	—
Amortization of debt issuance costs	1,199	897
(Increase) decrease in operating assets
Accounts receivable	(202)	188
Inventories	89	(28)
Prepaid expenses and other current assets	705	(85)
Operating right-of-use asset	(3,602)	—
Other long-term assets	927	(5,005)
(Decrease) increase in operating liabilities
Accounts payable	2,052	3,258
Amounts due to customers	849	809
Accrued occupancy costs	1,738	(4,210)
Other accrued liabilities	3,416	289
Operating lease liabilities	(5,144)	(4,697)
Net cash (used in) operating activities	(10,140)	(15,924)
Cash flows from investing activities
Purchase of property and equipment	(2,810)	(9,793)
Net cash (used in) investing activities	(2,810)	(9,793)
Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred stock, net	—	19,843
Payment of transaction costs incurred in connection with the registration statements	(10)	(1,540)
Principal payments on finance lease obligation	(73)	—
Principal payments on long-term notes payable	(1,858)	(283)
Proceeds from warrant issuances	67	—
Debt issuance costs	76	(247)
Proceeds from long-term notes payable, net	4,821	7,499
Net cash provided by financing activities	3,023	25,272
Net change in cash and cash equivalents	(9,927)	(445)
Cash and cash equivalents, beginning of period	13,171	8,436
Cash and cash equivalents, end of period	$3,244	$7,991

Supplemental disclosures of cash flow information
Cash paid for interest	$3,197	$2,287
Cash paid for income taxes	$61	$—
Supplemental disclosures of non-cash operating, investing and financing activities
Transaction costs incurred in connection with the registration statements but not yet paid	$66	$—
Operating lease rent abatement	$—	$3,214

Right-of-use assets obtained in exchange for lease liabilities	$7,844	$(560)
Non-cash finance obligation	$360	$665
Issuance of contingently issuable warrants	$401	$—
Reclassification of liability-classified warrants	$1,864	$—
Reclassification of Oaktree Tranche 2 Written Option from short-term to long-term	$1,012	$—
Non-cash capital expenditures included in accounts payable	$1,719	$2,798
Change in the redemption amount of the redeemable convertible preferred stock	$—	$1,423
Accretion of cumulative dividends on Series I redeemable convertible preferred stock	$—	$528

Pinstripes Holdings, Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)

	Twelve Weeks Ended
	October 13, 2024	October 15, 2023
Net Loss	$(9,310)	$(7,283)
Depreciation expense	2,547	1,697
Interest expense, net	4,898	1,908
Income tax expense (benefit)	63	(72)
Reported EBITDA	$(1,802)	$(3,750)
Public company readiness, financing, and other extraordinary expenses[1]	1,745	868
Venue-level adjustments[2]	—	337
Gain on change in fair value of warrant liabilities and other	(3,573)	(1,759)
Stock-based compensation	519	141
Adjusted EBITDA	$(3,111)	$(4,163)
Adjusted EBITDA Margin	(11.7)%	(16.9)%

1 Primarily represents legal and audit-related costs associated with pursuing becoming a public entity, amending financing agreements, and other related or extraordinary expenses
2 Represents adjustment to reflect non-cash gains or losses on modifications of venue leases and other related venue expenses

Pinstripes Holdings, Inc.
Reconciliation of Loss from Operations to Non-GAAP Venue-Level EBITDA
(in thousands)

	Twelve Weeks Ended
	October 13, 2024	October 15, 2023
Loss from Operations	$(7,874)	$(7,206)
Loss from Operating Margin	(29.7)%	(29.3)%
Depreciation expense	2,547	1,697
Pre-opening expenses	1,568	3,026
General and administrative expenses	5,080	3,774
Venue-Level adjustments[1]	—	337
Venue-Level EBITDA	$1,321	$1,628
Venue-Level EBITDA Margin	5.0%	6.6%

1 Represents adjustment to reflect non-cash gains or losses on restructure of venue leases, impairment loss, other related venue expenses

Pinstripes Holdings, Inc.
Reconciliation of Loss from Operations to Non-GAAP Venue-Level EBITDA
Mature Venues
(in thousands)

	Twelve Weeks ended
	October 13, 2024	October 15, 2023
Loss from Operations	$(7,874)	$(7,206)
Loss from Operating Margin	(29.7)%	(29.3)%
Depreciation expense	2,547	1,697
Pre-opening expenses	1,568	3,026
General and administrative expenses	5,080	3,774
Venue-Level adjustments[1]	—	337
Non-Mature Loss	521	280
Venue-Level EBITDA Mature Venues	$1,842	$1,908
Venue-Level EBITDA Margin Mature Venues	8.3%	7.8%

1 Represents adjustment to reflect non-cash gains or losses on restructure of venue leases, impairment loss, other related venue expenses